Exhibit 10.2
AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT
Amendment No. 1 dated as of March 18, 2013 (this “Amendment”), among STERLING NATIONAL BANK (the “Buyer”) and M/I FINANCIAL CORP. (the “Seller”).
RECITALS
The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of November 13, 2012 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Definitions. Schedule 1 of the Existing Repurchase Agreement is hereby amended by:
1.Adding, in the proper alphabetical order, the following defined term as set forth below:
“Exception Mortgage Loan” shall have the meaning specified in the Schedule of Facility Information.
SECTION 2.Asset Classifications, Concentration Limits and Purchase Price. Section 5 of Schedule 2 of the Existing Repurchase Agreement is hereby amended by deleting the table in Section 5 thereof in its entirety and replacing it with the following:

Approved Mortgage Product	Concentration Limit (based upon Maximum Purchase Price unless otherwise noted)	Purchase Price	Aging Limit (Days from Purchase Date)
Conforming Mortgage Loan: A Mortgage Loan which is secured by a first lien, such Mortgage Loan (a) meets all applicable Fannie Mae or FHLMC underwriting standards and received a favorable eligibility response from either Fannie Mae Desktop Underwriter or FHLMC Loan Prospector and is at or below the current year's published general loan limits for conventional mortgages (currently $417,000) and (i) has a minimum FICO score of 640 and (ii) may be approved by Buyer in its sole good faith discretion and (iii) has an LTV or CLTV less than 100% or (b) is eligible to be insured by VA or FHA (excluding any FHA Loan which exceeds the Fannie Mae or FHLMC guidelines for maximum general conventional loan amount, currently $417,000) and (i) has a minimum FICO score of 640 and (ii) has an LTV or CLTV less than 100%. In no event shall the Mortgagor's DTI exceed 50%.
Please see the website below for more information on loan limits: https://www.efanniemae.com/sf/refmaterials/loanlimits/
index.jsp.
	100% No more than 4 Mortgage Loans with any single Mortgagor across all product types	The lesser of (a) 98% of the Takeout Price, (b) 98% of the Acquisition Cost, (c) 98% of the Note Amount, (d) 98% of Market Value	45 calendar days
Agency High Balance Mortgage Loan: A Mortgage Loan which is secured by a first lien Mortgage and is originated by Seller that (a) has an original Mortgage Loan amount in excess of general Conforming Mortgage Loan limits specified under Conforming Mortgage Loans and (i) has an original Mortgage Loan amount that is less than the maximum high balance county limit for the county that the subject property is located in and (ii) meets the eligibility requirements of Buyer as determined in its sole good faith discretion and (iii) has a minimum FICO score of 640 and (iv) has an LTV or CLTV less than 100% or (b) is eligible to be insured by the VA or FHA and (i) has a minimum FICO score of 640 and (ii) has an LTV or CLTV less than 100%. In no event shall the Mortgagor's DTI exceed 50%.

Please see the website below for more information on high- balance loan limits: https://www.efanniemae.com/sf/ mortgageproducts/fixed/highbalance.jsp.
100% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The lesser of (a) 98% of the Takeout Price, (b) 98% of the Acquisition Cost, (c) 98% of the Note Amount, (d) 98% of Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
45 calendar days
Jumbo Mortgage Loan: A Mortgage Loan which is secured by a first lien Mortgage that (i) has an original Mortgage Loan amount in excess of general Conforming Loan limits (ii) has an original Mortgage Loan amount in excess of the maximum high balance county limit for the county that the subject property is located in (iii) meets the eligibility requirements of Buyer as determined in its sole discretion and (iv) has a Take Out Commitment from an Approved Investor which shall include evidence of an underwriting approval, with no conditions outstanding to close the Mortgage Loan and a purchase price, purchase price commitment number and purchase price commitment expiration date for the Mortgage Loan. In no event shall the Mortgagor's DTI exceed 50%.
25% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The lesser of (a) 97% of the Takeout Price, (b) 97% of the Acquisition Cost, (c) 97% of the Note Amount, (d) 97% of Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
30 calendar days

Exception Mortgage Loan: A Mortgage Loan which is secured by a First Mortgage and meets all applicable FHA/VA underwriting standards and received a favorable eligibility response from either Fannie Mae Desktop Underwriter or FHLMC Loan Prospector and is at or below the current year's published general loan limits for conventional mortgages (currently $417,000); has a minimum FICO score of 580; and has a maximum CLTV of 100%. DTI must be equal to or less than 50%.	10%	The lesser of (a) 97% of the Takeout Price, (b) 97% of the Note Amount, (c) 97% Market Value	30 calendar days from the date on which the Mortgage Loan becomes an Aged Mortgage Loan
Shipped Mortgage Loan. Purchased Mortgage Loan shipped to an Approved Investor.	Per Approved Mortgage Product Category	Per Approved Mortgage Product Category	25 calendar days from the date of shipment of the Mortgage Loan
Mortgage Loan Released on Trust Receipts. A Mortgage Note with respect to a Purchased Mortgage Loan returned to Seller for purposes of correction.	No more than one Mortgage Loan at any time	Per Approved Mortgage Product Category	10 calendar days from the date of release of the Mortgage Loan
Wet Loan.  An Eligible Mortgage Loan meeting the other criteria for an Approved Mortgage Product for which the Mortgage Loan Documents relating to such Mortgage Loan have not been received by the Buyer or its agent. The Wet Loan will be closed by either (a “Settlement Agent”):
(i)a Title Company or its agent which has been pre-approved by Buyer in its sole discretion for which Buyer is in receipt of a Closing Protection Letter; or
(ii)a closing agent other than referred to in (i) which has been pre-approved by Buyer in its sole discretion.
A Mortgage Loan is no longer a Wet Loan when the Mortgage Loan documents have been received by Buyer and are acceptable to Buyer in form and substance.
	40%	Per Approved Mortgage Product Category	(i) Title Company: 5 Business Days (ii) closing agent: 3 Business Days

SECTION 3.Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 4.Conditions Precedent. This amendment shall become effective subject to the satisfaction of the following conditions precedent:

1.Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
(a)this Amendment, executed and delivered by duly authorized officers of the Buyer and the Seller; and
(b)such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 6.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.
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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	STERLING NATIONAL BANK
By: ____________________________________
Name: Title:
Seller:	M/I FINANCIAL CORP.
By: ____________________________________
Name: Title: